EXHIBIT 99.1
Tidelands Royalty Trust ‘B’
News Release
TIDELANDS ROYALTY TRUST ‘B’
ANNOUNCES FOURTH QUARTER CASH DISTRIBUTION
     DALLAS, Texas, December 20, 2007 - Bank of America, N.A., as Trustee of Tidelands Royalty Trust ‘B’ (OTC BB: TIRTZ.OB), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.649472 per unit, payable on January 14, 2008, to unit holders of record on December 31, 2007. Tidelands’ distributions to unitholders are determined by royalties received up to the date the amount is declared. There is a delay of about three months between the month of production and the time of payment.
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Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free — 800.985.0794